                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
              the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant |X|
Filed by a Party other than the Registrant |_|

Check the appropriate box:

|_|   Preliminary Proxy Statement
|_|   Confidential, for Use of the Commission Only
      (as permitted by Rule 14a-6(e)(2)
|_|   Definitive Proxy Statement
|X|   Definitive Additional Materials
|_|   Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                           BLOUNT INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No Fee Required

|_|   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1.    Title of each class of securities to which transaction applies:

            --------------------------------------------------------------------

      2.    Aggregate number of securities to which transaction applies:

            --------------------------------------------------------------------

      3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            --------------------------------------------------------------------

      4.    Proposed maximum aggregate value transaction:

            --------------------------------------------------------------------

      5.    Total fee paid:

            --------------------------------------------------------------------

|_|   Fee paid previously with preliminary materials.

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

      1.    Amount previously paid:

            --------------------------------------------------------------------

      2.    Form, Schedule or Registration Statement No.:

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      3.    Filing Party:

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      4.    Date Filed:

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


                                     BLOUNT

                      ------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD APRIL 19, 2001

                      ------------------------------------


TO THE STOCKHOLDERS OF BLOUNT INTERNATIONAL, INC.:

         The Annual Meeting of Stockholders of Blount International, Inc. will be held at 10:30 A.M., C.D.T. on Thursday, April 19, 2001, in the Gilcrease Room of the DoubleTree Hotel - Downtown, 616 W. Seventh Street, Tulsa, Oklahoma 74127 for the following purposes:

         1. To elect a Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been elected and qualified;

         2. To consider and act upon a proposal to amend the Certificate of Incorporation to authorize a class, or classes, of preferred stock;

         3. To consider and act upon a proposal to ratify the appointment of PricewaterhouseCoopers LLP as independent auditors for the Corporation for the year ending December 31, 2001; and

         4. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on Friday, February 16, 2001, as the record date for determining the stockholders entitled to notice of and to vote at the Meeting or any adjournment thereof.

TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, DATE AND SIGN THE ACCOMPANYING FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.


                                    By Order of the Board of Directors,

                                    /s/ Richard H. Irving, III
                                    Richard H. Irving, III
                                    Senior Vice President, General Counsel
                                         and Secretary



4520 Executive Park Drive
Montgomery, Alabama 36116-1602
March 16, 2001

                      (This page intentionally left blank)

                           BLOUNT INTERNATIONAL, INC.
                            4520 Executive Park Drive
                         Montgomery, Alabama 36116-1602
                                 (334) 244-4000
                       -----------------------------------

                                 PROXY STATEMENT
                                     FOR THE
                         ANNUAL MEETING OF STOCKHOLDERS
                                   TO BE HELD
                                 APRIL 19, 2001

         This Proxy Statement is furnished in connection with the solicitation on behalf of the Board of Directors (the "Board") of Blount International, Inc., a Delaware Corporation, (the "Corporation") of your proxy for use at the Annual Meeting of Stockholders to be held on April 19, 2001, or at any adjournment thereof (the "Meeting"). It is anticipated that this Proxy Statement and the accompanying form of proxy will be mailed to stockholders on or about March 20, 2001.

         Shares represented by each properly signed proxy on the accompanying form received by the Corporation in time to permit its use at the Meeting or any adjournment thereof will be voted at the Meeting, but you may revoke your proxy at any time prior to the actual voting thereof by giving notice in writing to the Secretary of the Corporation or by voting a subsequently dated proxy. IF A PROXY IS SIGNED BUT NO SPECIFICATION IS MADE ON THE PROXY, THE SHARES REPRESENTED BY THE PROXY WILL BE VOTED AS RECOMMENDED BY THE BOARD WITH RESPECT TO PROPOSALS 1, 3 AND 4. PROPOSAL 2, INVOLVING AN AMENDMENT TO THE CERTIFICATE OF INCORPORATION, REQUIRES A MAJORITY VOTE OF ALL SHARES ENTITLED TO VOTE, NOT MERELY A MAJORITY OF THOSE SHARES ACTUALLY VOTING. THEREFORE, A FAILURE TO SPECIFY IN THE CASE OF PROPOSAL 2 WILL HAVE THE EFFECT OF BEING A "NO" VOTE. If a specification is made, the shares will be voted in accordance with the specification. The presence of a stockholder at the Meeting does not revoke his or her proxy; however, at the Meeting, there will be an opportunity for a stockholder in attendance to revoke his or her proxy and vote in person if he or she so requests.

         Note that, except where expressly stated otherwise, the information provided in this Proxy Statement constitutes the aggregation of such information as it related to Blount, Inc. prior to November 4, 1995 and to Blount International, Inc. after November 3, 1995. As of the close of business on November 3, 1995, as a result of a reorganization, Blount, Inc. merged with a wholly-owned subsidiary of Blount International, Inc. and became a wholly-owned subsidiary of Blount International, Inc. The stock of Blount, Inc. prior to the


Blount International, Inc. has been traded on the New York Stock Exchange, Inc. since the reorganization.

         Please also note that as the result of a merger and recapitalization, which involved the Corporation and a subsidiary of Lehman Brothers Merchant Banking Partners II, L.P. and was completed on August 19, 1999, the Corporation issued cash and shares in a single class of common stock in exchange for the delivery and cancellation of its former Class A and Class B common shares. Throughout this document this transaction is referred to as the Merger and Recapitalization.


                                VOTING SECURITIES

RECORD DATE AND VOTE REQUIRED

         The Board has fixed the close of business on Friday, February 16, 2001, as the record date for determining stockholders entitled to notice of and to vote at the Meeting. Holders of shares of the Corporation's single class of common stock as of the record date are entitled to vote at the Meeting. As of such date, the Corporation had issued and outstanding 30,795,882 shares. There are no cumulative voting or preemptive rights.

         The holders of common stock are entitled to one vote per share to elect the directors and are entitled to one vote per share with respect to any other matter properly presented at the Meeting.

         Directors are elected by the affirmative vote of a majority of the shares ACTUALLY CAST in the election. Similarly, the affirmative vote of a majority of the shares cast in the election is required to approve any other proposal properly presented at the Meeting other than Proposal 2, which is the proposal to amend the Corporation's Certificate of Incorporation to authorize the issuance of preferred stock, that requires the affirmative vote of a majority of shares ENTITLED to vote in the election.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth as of February 15, 2001, to the best knowledge of the Corporation, information as to (a) beneficial ownership of more than 5% of the common stock of the Corporation by certain persons (other than director nominees); and (b) beneficial ownership of common stock of the Corporation by (i) each director nominee, (ii) each executive officer named in the Summary Compensation Table other than director nominees, and (iii) all director nominees and executive officers of the Corporation as a group. Except as otherwise indicated, all beneficial ownership stated in the table represents sole voting and investment power.


                                                                                       Shares               Percent
         Name and Address of                                                        Beneficially           of Total
         Beneficial Owners                                                              Owned               Shares
         -----------------------------------------                                  ------------         ------------

(a)      Holders of more than 5% common
         stock (other than director nominees
         and executive officers named in the
         Summary Compensation Table)
         -----------------------------------------

         Lehman Brothers Holdings, Inc.                                              26,262,111   (1)         85.3%
         3 World Financial Center
         200 Vesey Street
         New York, NY 10285

(b)(i)   Director Nominees
         -----------------------------------------

         Eliot M. Fried                                                                  20,000                  *
         E. Daniel James                                                             26,262,111   (2)         85.3%  (2)
         Harold E. Layman                                                               153,979               *
         Alan L. Magdovitz                                                           26,262,111   (2)         85.3%  (2)
         John M. Panettiere                                                             390,231                1.3%


(ii)     Executive Officers named in the
         Summary Compensation Table
         (Other Than Director Nominees)
         -----------------------------------------

         Gerald W. Bersett                                                                4,275                  *
         Richard H. Irving, III                                                          54,691                  *
         James S. Osterman                                                               42,962                  *

(iii)    All director nominees and                                                   26,963,413               87.7%  (3)
         executive officers as a group
         (11 persons)

         -----------------------------------------
(*)      Less than 1.0% of total shares.

(1) LB Blount Investment SPV LLC, an affiliate of Lehman Brothers Holdings, Inc., also holds warrants for 1,000,000 shares of Common Stock as a result of the transaction described on page 18.

(2) Mr. James is, and Mr. Magdovitz may be considered to be, an affiliate of Lehman Brothers Holdings, Inc. and may each be deemed to share beneficial ownership of the shares of common stock shown as beneficially owned by Lehman Brothers Holdings, Inc. Mr. James and Mr. Magdovitz each disclaims beneficial ownership of all such shares.

(3) See Footnote (2) with respect to 26,262,111 shares which may be attributable to Messrs. James and Magdovitz that have been included in the total. Messrs. James and Magdovitz each disclaims any beneficial ownership with respect to these shares.

                              ELECTION OF DIRECTORS
                                   PROPOSAL 1

DIRECTORS

         The By-laws of the Corporation, which may be amended by the Board, presently provide that the number of directors that constitutes the whole Board be fixed from time to time by a vote of a majority of the whole Board. The Board has set the exact number at five effective August 19, 1999.

         The Board intends to nominate and, unless contrary instructions are specified, to vote all proxies received by the Board FOR the election of the persons named below as directors of the Corporation.

         Each director to be elected shall hold office until the next Annual Meeting of Stockholders of the Corporation or until his successor is elected and qualified or until his earlier resignation or removal. Should any nominee fail to accept election, it is expected that the Board will cast all proxies received by it, as appropriate, in favor of the election of such other person for the office of director as the Board may recommend. The Board has no reason to believe that any of the persons named below will fail to accept election as a director. However, in connection with his planned retirement from the Corporation on June 30, 2001, Mr. Panettiere entered into an agreement with the Corporation as of March 14, 2001 whereby he will resign from his positions of Chairman of the Board and director after April 19, 2001. At that time, the Board will elect a new Chairman and a new director, which may be the same person. Mr. Panettiere will then serve as Chairman Emeritus until his retirement. The Corporation expects to name a new Chief Executive Officer to succeed Mr. Panettiere prior to April 19, 2001. See the description of certain contractual arrangements with Mr. Panettiere at page 15 below.


BIOGRAPHICAL INFORMATION

         The following biographical information is furnished with respect to each nominee for election as director at the Meeting:

ELIOT M. FRIED, Age 68.

Director since August 1999; Chairman of the Audit Committee and Member of the Compensation Committee

Currently a consultant with Abner, Herrman & Brock Inc., a New York asset management firm. Retired in February 2000 as Managing Director of Lehman Brothers, Inc., New York, New York. Mr. Fried had been a member of the Lehman Brothers Investment Committee for nine years and was also a member of Lehman Brothers Commitment Committee and Fairness Opinion Committee. Mr. Fried joined Shearson, Hayden, Stone, a predecessor firm to Lehman Brothers, Inc., in 1976 and became a Managing Director in 1982.

Mr. Fried is currently a Director of Axsys Technologies, Inc., Rocky Hill, Connecticut, and Grant Prideco, Inc., The Woodlands, Texas.

E. DANIEL JAMES, Age 36.

Director since August 1999; Member of the Executive, Compensation and Audit Committees.

Managing Director of Lehman Brothers, Inc., New York, New York from April 2000.
         Previously, Senior Vice President, Lehman Brothers Merchant Banking Partners II, L.P. from 1996. Mr. James has been with Lehman Brothers, Inc. from June 1988. Prior to joining the Merchant Banking Group, Mr. James served in the Mergers and Acquisitions Group from 1990 and the Financial Institutions Group from 1988.

HAROLD E. LAYMAN, Age. 54.

Director since August 1999.

Presidentand Chief Operating Officer of the Corporation since February 2000;
         Executive Vice President-Finance Operations and Chief Financial Officer of the Corporation from February 1997 and Senior Vice President and Chief Financial Officer of the Corporation from January 1993. Mr. Layman served as Senior Vice President Finance and Administration and was a member of the Executive Committee of VME Group, N.V., The Netherlands, a manufacturer of automotive components and industrial equipment, from September 1988.

ALAN L. MAGDOVITZ, Age 44.

Director since August 1999; Chairman of the Compensation Committee and Member of the Executive and Audit Committees.

Private Investor from May 2000. Mr. Magdovitz was Managing Director of Lehman
         Brothers, Inc. and a Principal of Lehman Brothers Merchant Banking Partners II, L.P. from December 1996. Prior to joining Lehman Brothers, Mr. Magdovitz served as a Principal of Seaport Capital, Inc., a firm formed in 1992 to manage two private equity partnerships on behalf of Prudential Securities. From 1987 to 1992, he served as a Managing Director of Prudential Bache Interfunding, a leveraged buyout firm that invested $1.4 billion in debt and equity securities across 14 transactions.

JOHN M. PANETTIERE, Age 63.

Director since May 1992; Chairman of the Executive Committee.

Chairman and Chief Executive Officer of the Corporation from February 2000;
         Chairman, President and Chief Executive Officer from August 1999; President and Chief Executive Officer from June 1993; President and Chief Operating Officer from May 1992; formerly Chairman, President and Chief Executive Officer from January 1990, President and Chief Executive Officer from January 1988 and Senior Executive Vice President and Chief Operating Officer from 1986 of Grove Worldwide Company, Shady Grove, Pennsylvania, a manufacturer of mobile hydraulic cranes and aerial work platforms.

Mr. Panettiere is also a director of Altec Industries, Inc., Birmingham,
         Alabama, and the Montgomery Area Chamber of Commerce; a Trustee of Westminster College, Fulton, Missouri, and a Churchill Fellow. He is a Life Honorary Director and Past Chairman of the Construction Industry Manufacturers Association, Milwaukee, Wisconsin.


THE BOARD AND ITS COMMITTEES

         The property, affairs and business of the Corporation are managed under the direction of the Board. The Board has standing Executive, Audit and Compensation Committees, the principal functions of each of which are described below. The Corporation does not have a Nominating Committee. During the year ended December 31, 2000, the Board held nine regular meetings, held no special meetings, and took action four times by written consent in lieu of a meeting. Average attendance by directors at Board and Committee Meetings was 100%.

         EXECUTIVE COMMITTEE - The Executive Committee consists of three members, two of whom are non-employee directors. The Chairman of the Board of the Corporation is Chairman of the Committee. The Committee may exercise all of the authority and powers of the Board to the extent permitted by law during the intervals between Board meetings. The Committee held no regular meetings, held no telephone meetings, and took no action by written consent in lieu of a meeting during 2000. The present members of the Committee are John M. Panettiere, Alan L. Magdovitz, and E. Daniel James.

         AUDIT COMMITTEE - The Audit Committee currently consists of three members, all of whom are non-employee directors. The functions of the Committee include (i) recommending annually to the Board the appointment of the Corporation's independent auditors, (ii) reviewing the professional services, proposed fees and independence of such auditors, (iii) reviewing the annual audit plans of such auditors, (iv) reviewing the annual audit plans of the outside auditors conducting the internal audit function by means of an outsourcing agreement, (v) monitoring the activities of the independent auditors and such outside audit staff serving as internal auditors, and (vi) reporting on such activities to the Board. The Committee held two regular meetings during 2000. The present members of the Committee are Eliot M. Fried, Alan L. Magdovitz, and E. Daniel James.

         COMPENSATION COMMITTEE - The Compensation Committee consists of three members, all of whom are non-employee directors. The functions of the Committee include (i) approving compensation philosophy and guidelines for the Corporation's executive and managerial employees, (ii) establishing a total compensation range for the Chairman of the Board and Chief Executive Officer and appraising the performance of such officer on a timely basis, (iii) approving salaries and changes in salaries of the executive officers of the Corporation and such other executives as the Committee may deem appropriate, (iv) approving the participants, annual financial or other targets, and amounts to be paid under the Corporation's Executive Management Annual Incentive Plan, (v) reviewing and recommending to the Board any new executive incentive or stock option plans, or additions to or revisions in existing plans, and approving any awards or options granted under any such plan, (vi) reviewing from time to time the Corporation's management resources and executive personnel planning, development and selection processes, and (vii) reporting on all such activities to the Board. The Committee held one regular meeting during 2000. The present members of the Committee are Alan L. Magdovitz, Eliot M. Fried and E. Daniel James.

COMPENSATION OF DIRECTORS

         Since August 1999 neither directors currently affiliated with Lehman Brothers, Inc. nor those who are employees of the Corporation receive any compensation for their services as directors. Employee directors, of course, receive compensation in their respective capacities as employees of the Corporation, and all directors receive reimbursement of travel and lodging expenses incurred in connection with their attendance at Board functions. Since July 24, 2000, directors who are neither employees of the Corporation nor currently affiliated with Lehman Brothers, Inc. receive a quarterly stipend of $6,250, plus $1,000 per quarter if a chairman of a Board Committee and $1,000 for each Board or Committee meeting attended. In addition, such a director may choose to participate in certain health, dental and life insurance plans of the Corporation. During 2000, Mr. Fried, the only director eligible to participate in this Non- Employee Director's Compensation Program, was paid $29,750, plus reimbursement of customary expenses paid to all directors, for his services after July 24, 2000.

         In January 1983, the Board approved a Directors' Fee Deferral Plan under which directors could defer receipt of their applicable directors' fees until their retirement or other termination of status as a director. Deferred amounts bore interest, adjusted quarterly, based on the prime rate set by a New York bank. Such accumulated fees, together with the interest accrued thereon, were payable in cash to a director or his or her estate in accordance with the option selected by the director at the time he or she elected to participate in this plan. The Directors' Fee Deferral Plan was unfunded and amounts due the participants covered thereby were general obligations of the Corporation. Three former directors chose to defer their director's fees. Under the option selected by each, the Corporation had the opportunity in the first quarter of the year following their resignation to pay out all amounts vested in the Plan, including accrued interest. As a result, two former directors, Mr. Haley Barbour and Dr. Andrew A. Sorenson, were each paid the respective amounts due them under the Plan in a lump sum payment in February 2000. Under an alternative five-installment arrangement reached in January 1998 following his resignation, another former director, Dr. Joab Thomas, received $215,000 in January 2001 as his fourth installment and will receive a like amount plus accrued interest in January 2002. There remain no other former or current directors in the Plan, and subject to the additional installment to Dr. Thomas, the Plan was terminated effective at the end of February 2000.

         In May 1991 the Board approved, and in April 1994 amended, the Advisory Directors' Recognition Plan. Each member of the Board who had served as a director for at least five consecutive years, who had not been an employee vested in any employee benefits sponsored by the Corporation during his or her service on the Board and who either (a) was serving upon attainment of age 72 or
(b) had become permanently and totally disabled at any time prior to age 72 became an advisory director. No advisory director and no other director, except the co-founders of the Corporation, were eligible to stand for re-election to the Board after reaching age 72. Under this Plan, a director who was or became eligible for advisory director status after July 1, 1991, was, at the end of his or her then current term, paid a quarterly benefit for life equal to the quarterly cash retainer, exclusive of committee chairman fees, then being paid to that director. A director who had been an employee vested in employee benefits sponsored by the Corporation was eligible to become an advisory director, but was not entitled to the retainer paid to other advisory directors. When their views on a matter are sought, advisory directors are expected to consult with management or directors of the Corporation. The status of advisory director may be terminated upon request by the advisory director or by the Board if it determines that an advisory director has become a director, officer, employee or consultant of or to another company that competes with the Corporation or any of its subsidiaries. The Advisory Directors' Recognition Plan did not apply to Winton M. Blount, a co-founder of the Corporation. It also did not apply to W. Houston Blount, a co-founder of the Corporation, until he ceased to be a member of the Board of Directors regardless of his age at such time. As a result of the Merger and Recapitalization, Mr. W. Houston Blount resigned as a director effective August 19, 1999 at the age of 77, and thereupon became an advisory director. The Advisory Directors' Recognition Plan is unfunded and amounts due the participants covered thereby are general obligations of the Corporation. There are presently 3 participants under this plan, Admiral (Ret.) Thomas H. Moorer, W. Houston Blount and James W. Hargrove. Mr. Herbert J. Dickson was an advisory director during 2000 until his death on October 25, 2000. In February 2000 this Plan was terminated, and, subject to the fulfillment of obligations to existing advisory directors, there will be no additional advisory directors in the future.

                           AUDIT COMMITTEE DISCLOSURE

         During 2000, the Board of Directors approved and adopted an amended Audit Committee Charter, which is attached to this Proxy Statement as Exhibit A. The Board also made a determination as to the independence and financial literacy of the members of the Audit Committee, as well as the financial management expertise of one or more of the members. Nonetheless, the Corporation, in discussions with the New York Stock Exchange, has stated its intention during 2001 to elect at least two outside directors and appoint these two new members to the Audit Committee.


         During 2000, fees (in U.S. dollars) paid to the Corporation's Independent Auditors, PricewaterhouseCoopers LLP, were as follows:


                                             DOMESTIC            INTERNATIONAL                TOTAL
                                             --------            -------------                -----
         Audit Services                       327,000                   85,200              412,200
         System Design and
         Implementation                             0                        0                    0
         Other Services*                      676,000                   55,000              731,000


         *Includes fees both for tax services and for the internal audit function performed under an outsourcing contract.


                             AUDIT COMMITTEE REPORT

         The Audit Committee (1) reviewed and discussed the Corporation's audited financial statements as of December 31, 2000 with management and (2) reviewed and discussed with the Independent Auditors matters required by the Statement on Auditing Standards No. 61, as amended; matters required by Independence Standards Board No. 1 relating, among other things, to the Independent Auditors' independence from management; and the compatibility of the Independent Auditors performing non-audit services with their independence. Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors, and, the Board has approved, that the Corporation's audited financial statements be included in the Securities and Exchange Commission Annual Report on Form 10-K for the fiscal year ending December 31, 2000, and that, subject to ratification by the stockholders at the Annual Meeting, PricewaterhouseCoopers LLP be appointed as the Corporation's Independent Auditors for the fiscal year ending December 31, 2001.


           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The following members of the Board served as members of the Compensation Committee during 2000:

         Eliot M. Fried, consultant with Abner, Herrman & Brock Inc., a New York asset management firm, and retired Managing Director of Lehman Brothers, Inc., elected to the Board effective August 19, 1999 at the time of the Corporation's Merger and Recapitalization.

         E. Daniel James, Managing Director of Lehman Brothers, Inc., elected to the Board effective August 19, 1999 at the time of the Corporation's Merger and Recapitalization.

         Alan L. Magdovitz, Private Investor, former Managing Director of Lehman Brothers, Inc., elected to the Board effective August 19, 1999 at the time of the Corporation's Merger and Recapitalization.

         There were no relationships with respect to Compensation Committee interlocks and insider participation in compensation decisions during 2000.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

OVERALL OBJECTIVES OF THE EXECUTIVE COMPENSATION PROGRAM

         The Corporation's executive compensation program is designed to help the Corporation attract, motivate and retain the executive resources that the Corporation needs in order to maximize its return to shareholders.

         Toward that end, the Corporation's executive compensation program attempts to provide:

         o levels of compensation that are competitive with those provided in various markets in which the Corporation competes for its executive resources;

         o incentive compensation that varies in manner consistent with the financial performance of the Corporation; and

         o incentive compensation that effectively rewards corporate and individual performance.

         In designing and administering its executive compensation program, the Corporation attempts to maintain an appropriate balance among these various objectives, each of which is discussed in greater detail below.


         PROVIDING COMPETITIVE LEVELS OF COMPENSATION

                  The Corporation attempts to provide its executives with a total compensation package that, at expected levels of performance, is competitive with total compensation provided to executives who hold comparable positions or have similar qualifications in other organizations of similar size and scope with which the Corporation competes.

                  The Corporation projects an executive's competitive level of compensation based on information drawn from a variety of sources, including proxy statements, special surveys and independent compensation consultants. This information is used in creating the basic structure of the Corporation's program. The market data used in establishing the Corporation's executive compensation levels reflect a blending of general industry and manufacturing industry companies comparable to the Corporation's size.

                  It should be noted that the value of an executive's compensation package will vary significantly based on performance. So while the expected value of an executive's compensation package may be competitive, its actual value can exceed or fall below competitive levels depending on performance.

         ENSURING THAT INCENTIVE COMPENSATION VARIES WITH FINANCIAL PERFORMANCE

                  The Corporation's incentive plans are designed to assure that the incentive compensation varies in a manner consistent with the financial performance of the Corporation and its various business units. The specific corporate performance factors for CY 2000 are discussed in other sections of this report.

         REWARDING INDIVIDUAL PERFORMANCE

                  The Corporation believes that effectively rewarding individual performance will ultimately serve to enhance the financial performance of the Corporation and its various business units. While the Corporation's incentive plans provide compensation that varies with financial performance, they also provide for individual awards that are based on quantitative assessments of business unit and individual performance.

         CONSIDERING CERTAIN TAX IMPLICATIONS

                  To the extent readily determinable and as one of the factors in its consideration of compensation matters, the Committee also considers the anticipated tax treatment to the Corporation and to the executives of various payments and benefits. Based on compensation arrangements currently in place, the Committee does not reasonably anticipate that any executive officer's current compensation will be subject to the $1 million deductibility limitation of Section 162(m) of the Internal Revenue Code. The Committee intends to retain the deductibility of compensation pursuant to Section 162(m), but reserves the right to provide non-deductible compensation if it determines that such action is in the best interests of the Corporation and its stockholders.

DESCRIPTION OF THE EXECUTIVE COMPENSATION PROGRAM

         This section describes each of the principal elements of the Corporation's executive compensation program.

BASE SALARY PROGRAM

         The objective of the Corporation's base salary program for senior executive management positions is to provide base salaries that are approximately between the 70th and 85th percentile of the competitive market norms for companies in the Corporation's lines of business and similar in size to the Corporation. The Committee believes it is crucial to provide competitive salaries in order to attract and retain managers who are very talented. The specific competitive markets considered depend on the nature and level of the positions in question and the markets from which qualified individuals are recruited.

         Base salary levels are also dependent on the performance of each individual employee. Thus, employees with higher levels of sustained performance will be paid correspondingly higher salaries.

         Annual salary reviews are based on three factors: general levels of market salary increases, individual performance, and the Corporation's overall financial results. All base salary increases are premised on a philosophy of pay-for- performance and perceptions of an individual's long-term value to the Corporation.

THE EXECUTIVE MANAGEMENT ANNUAL INCENTIVE PLAN

         The objectives of the Executive Management Annual Incentive Plan are to motivate and reward the accomplishment of annual corporate objectives; reinforce a strong performance orientation with differentiation and variability in individual awards based on contributions to business results; and provide a fully competitive compensation package that will attract, reward and retain individuals of the highest quality. As a pay-for-performance plan, cash bonus awards were paid upon the achievement of specific business segment and individual performance objectives established for CY 2000.

         Targeted bonus award levels are determined for eligible positions each year using data obtained from independent consultants and surveys. The target bonus levels reflect competitive market norms for companies similar in size to the Corporation and the Corporation's philosophy of providing competitive total annual compensation opportunities.

         A target incentive bonus program is established each year based on the Corporation's budgeted performance against measures approved by the Committee. For CY 2000, the key performance measures considered were operating income and return on capital employed for operating units; earnings before interest, taxes, depreciation and amortization ("EBITDA") for the Corporate staff and, for all plan participants other than the Chairman and Chief Executive Officer, individually-assigned key base objectives.

         The weighting of target objectives among each of the Corporation's operating units was 50% for operating income, 20% for return on capital employed and 30% for attainment of individual performance objectives. For the corporate staff and senior corporate officers, 65% of bonus attainment was based on the Corporation's EBITDA and 35% on individual key base objectives. The bonus target for the Chairman and Chief Executive Officer was based 100% on the Corporation's EBITDA target.

         In 2000, target bonuses for Incentive Plan participants ranged from 10% to 65% of base pay. Participants could have earned 25% (minimum threshold) or more of the target bonus depending upon achievement against performance targets. The actual bonus was determined by the extent to which performance objectives were accomplished. Except for the Forestry and Industrial Equipment Division, all units were profitable for CY 2000. Except for the Oregon Cutting Systems Division, no units performed above the targets for operating income and return on capital employed. The Sporting Equipment Group performed above the minimum threshold for operating income. The remaining units performed below the minimum threshold for operating income and return on capital employed and the Sporting Equipment Group performed below the minimum threshold for return on capital employed. The Corporation performed below the minimum threshold for EBITDA.

         As a result, an annual incentive funding pool was created based upon CY 2000 performance and awards were made to certain key executives named in the Summary Compensation Table exceeding minimum threshold bonus objectives.

LONG TERM INCENTIVES

         The Corporation's approach to long-term incentives for employees is focused on the Corporation's stock option plans. The Corporation uses stock options to align the interests of employees and shareholders by providing value to the employee when the stock price increases. Options are granted at 100% of the fair market value of the stock on the date of grant. For stock options granted after August 19, 1999, the fair market value is determined by calculating the average closing sale price for the stock for ten consecutive trading days ending on the trading day immediately prior to the effective date of such grant.

1999 STOCK INCENTIVE PLAN

         Since the Merger and Recapitalization, all options granted under the 1999 Stock Incentive Plan have terms of ten years. Shares received upon exercise of any options that have been granted are subject to restrictions on transfer, tag-along and drag-along rights, call and put rights, registration rights and other rights and obligations specified in an Employee Stockholders Agreement. Certain options are time options, and others are performance options. Time options vest annually over time (generally three to five years) and performance options vest based on attainment of certain annual EBITDA (earnings before interest, taxes, depreciation and amortization) performance levels, but in any event within six years.

2000 STOCK INCENTIVE PLAN

         At last year's Annual Stockholders' Meeting, the stockholders approved the Blount International, Inc. 2000 Stock Incentive Plan. No options have been granted under the 2000 Plan. Any option granted under this Plan would have a term decided by the Board at the time of the grant, but one which would not be longer than ten years (five years for an individual who possesses more than 10% of the voting power of all Common Stock at the time of the grant). The vesting period and conditions for exercise for each option would also be determined by the Board at the time of its grant, but shares received upon exercise of options under this plan would not be restricted by the provisions of the Employee Stockholders Agreement described below at page 16.

         The Corporation's stock option grant levels are established by considering competitive market data on grant levels and the level of shares reserved for such plans. Individual option grants are based on the duties of each participant in the Corporation, his or her present and potential contributions to the success of the Corporation and such other factors as the Compensation Committee deems relevant.

         The Executive Compensation Program is revised annually by the Compensation Committee to provide an appropriate mix of base salary, annual bonus and long-term awards within the philosophy of providing competitive direct compensation opportunities. Stock options granted to the named executives in CY 2000 under the 1999 Plan are shown in the Option Grant Table (see page 12 ).

CY 2000 PAY FOR THE CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

         As described above, the Corporation determines its pay for all Executive Officers of the Corporation, including the Chairman and Chief Executive Officer, considering both a pay-for-performance philosophy and market rates of compensation for the job. Specific actions taken by the Committee regarding the Chairman and Chief Executive Officer's compensation are summarized below:

         Base Salary - the Chairman and Chief Executive Officer, Mr. John Panettiere, received no increase in CY 2000.

         Annual Bonus - The Executive Management Annual Incentive Plan that pertains to the Chairman and Chief Executive Officer was approved by the shareholders in April 2000 and established a targeted EBITDA objective. Since the Corporation did not attain the minimum EBITDA target established for Corporate officers, Mr. John M. Panettiere, Chairman and Chief Executive Officer, received no bonus for CY 2000.

                               EXECUTIVE OFFICERS

         The executive officers of the Corporation, in addition to Mr. Panettiere and Mr. Layman, who are also Director nominees, as of February 15, 2001 are:

                                                                                                                YEAR FIRST
                                                                                                                ELECTED TO
NAME                                                              OFFICE                                       SUCH OFFICE       AGE
----                                                              ------                                       -----------       ---
Gerald W. Bersett                  President - Sporting Equipment Group                                               1998       60
Rodney W. Blankenship              Senior Vice President and Chief Financial Officer                                  2000       52
Dennis E. Eagan                    President - Industrial and Power Equipment Group                                   2000       51
Richard H. Irving, III             Senior Vice President - General Counsel                                        1995 and       57
                                   and Secretary                                                                      1999
Calvin E. Jenness                  Vice President and Controller                                                      2000       45
John D. Marshall                   Senior Vice President - Administration                                         1999 and       50
                                   and Treasurer                                                                      1997
James S. Osterman                  President - Outdoor Products Group                                                 1997       63


         Each of these executive officers serves at the pleasure of the Board. There were no arrangements or understandings with any other person pursuant to which any officer was elected. The executive officers of the Corporation may also be directors or officers of subsidiaries of the Corporation.

         Gerald W. Bersett was elected President of the Sporting Equipment Group in April 1998. Prior to that date, he retired in February 1998 as President and Chief Operating Officer of Sturm, Ruger & Co., Inc., a position he held from 1995. Previously, he served as President of Winchester Ammunition Division of Olin Corporation from1988.

         Dennis E. Eagan was elected President of the Industrial and Power Equipment Group in August 2000. Prior to that date, he served from 1998 as President and Chief Executive Officer of Volvo Construction Equipment North America, Inc., and from 1993 in senior management positions in sales and finance at Volvo. Before joining Volvo, Mr. Eagan held management positions in sales, product support and finance with Deere and Company's Construction Equipment Division.

         Rodney W. Blankenship was elected Senior Vice President and Chief Financial Officer in June 2000. Prior to that date, he served as Vice President
- Controller from February 1997, and as Corporate Controller from 1985.

         Calvin E. Jenness was elected Vice President and Corporate Controller in September 2000. Previously, he served as Vice President and Chief Financial Officer of Bryan Foods, a division of Sara Lee Corporation, from 1998, and as Vice President- Controller with Riverwood International Corporation, an integrated packaging supplier, from 1994.

         Richard H. Irving, III was elected Senior Vice President and General Counsel in April 1995, and Secretary of the Corporation in August 1999 at the time of the Merger and Recapitalization. Prior to April 1995, he served from 1986 as Vice President, General Counsel and Secretary of Duchossois Industries, Inc., a diversified privately-held company headquartered in Elmhurst, Illinois; as Associate General Counsel of Union Camp Corporation from 1979 and as Assistant General Counsel of Rockwell International Corporation from 1974.

         John D. Marshall was elected Senior Vice President - Administration and Treasurer in December 1999. Prior to that date, he served as Vice President and Treasurer of the Corporation from November 1997; as Senior Vice President of Operations for the Forestry and Industrial Equipment Division from June 1996 and as Senior Vice President of Finance and Operations for the Forestry and Industrial Equipment Division from 1994.

         James S. Osterman was elected President of the Outdoor Products Group in January 1997. Prior to that date, he served as President of the Oregon Cutting Systems Division of the Corporation from January 1987.

                             EXECUTIVE COMPENSATION

         The following table summarizes for the fiscal years ended the last day of December 2000, the last day of December 1999, and the last day of December 1998, all plan and non-plan compensation awarded to, earned by, or paid to (i) the Chief Executive Officer, (ii) the four most highly compensated executive officers other than the CEO of the Corporation (the "Named Executive Officers") who were serving in executive officer capacities at the end of December 2000, and (iii) a former executive officer who terminated his employment with the Corporation in September 2000.

                           SUMMARY COMPENSATION TABLE

                                                                                             LONG-TERM
                                                                                            COMPENSATION
                                                    ANNUAL COMPENSATION                        AWARDS
                                                                             OTHER           SECURITIES
NAME AND                                                                    ANNUAL           UNDERLYING          ALL OTHER
PRINCIPAL                                     SALARY        BONUS        COMPENSATION         OPTIONS          COMPENSATION
POSITION                           YEAR         ($)          ($)            ($) (1)              (#)                ($)
-----------                        ----        ---------    ----------   ----------------    -----------     ---------------

John M. Panettiere                 2000         874,999              0        92,835               0             149,584 (2)
   Chairman of the Board and       1999         827,259        750,000        92,630         887,000          18,199,256 (3)
   Chief Executive Officer         1998         791,666        600,000        64,270         160,000             136,833

Donald B. Zorn                     2000         229,826              0        11,018               0             868,817 (5)
   President - Industrial and      1999         320,384         25,000         8,985         145,000           3,297,068 (3)
   Power Equipment Group (4)       1998         311,923         50,000         9,289          35,000              67,679

James S. Osterman                  2000         371,922        340,000        19,584               0              38,372 (6)
   President - Outdoor             1999         350,964        325,000        33,675         163,000           2,592,394 (3)
   Products Group                  1998         335,386        250,000        10,103          45,000              35,621

Gerald W. Bersett                  2000         354,166        125,000        16,606               0              32,137 (7)
   President - Sporting            1999         336,250        340,000        10,556         147,000             146,337 (3)
   Equipment Group                 1998         220,416        210,000         5,170          30,000               5,000

Harold E. Layman                   2000         394,500              0        15,828          25,000              32,119 (8)
   President and                   1999         329,333        250,000        15,905         360,000           7,159,955 (3)
   Chief Operating Officer         1998         315,833        240,000        12,585          45,000              29,080

Richard H. Irving, III
   Senior Vice President -         2000         307,000              0        16,177               0              22,453 (9)
   General Counsel and             1999         288,666        175,000         9,554         135,000           2,553,489 (3)
   Secretary                       1998         279,666        178,000         9,122          30,000              21,839

(1) Tax gross-up for premiums on life insurance policies, club dues, personal financial planning, and personal use of the Corporation's property.

(2) Amount is comprised of $75,355 matching contribution to employee's 401(k) and excess 401(k) accounts and $74,228 premiums on a life insurance policy under the Corporation's executive life insurance plan.

(3) All Other Compensation for 1999 for Messrs. Panettiere, Zorn, Osterman, Bersett, Layman, and Irving includes proceeds from cancellation of pre-merger Blount Class A common stock options upon the closing of the Merger and Recapitalization in August, 1999. For Mr. Panettiere, the proceeds were $18,083,005; Mr. Zorn, $3,278,429; Mr. Osterman, $2,560,038; Mr. Bersett, $120,663; Mr. Layman, $7,132,191; and Mr.
     Irving, $2,532,220.

(4)  Donald B. Zorn's employment terminated on September 15, 2000.

(5) Amount is comprised of $15,380 matching contribution to employee's 401(k) and excess 401(k) accounts, $551 premiums on a life insurance policy under the Corporation's executive life insurance plan, and $852,885 severance pay.

(6) Amount is comprised of $31,121 matching contribution to employee's 401(k) and excess 401(k) accounts and $7,251 accrued pursuant to the Omark Salary Continuation Plan.

(7) Amount is comprised of $32,137 matching contribution to employee's 401(k) and excess 401(k) accounts.

(8) Amount is comprised of $28,952 matching contribution to employee's 401(k) and excess 401(k) accounts and $3,167 premiums on a life insurance policy under the Corporation's executive life insurance plan.

(9) Amount is comprised of $21,962 matching contribution to employee's 401(k) and excess 401(k) accounts and $490 premiums on a life insurance policy under the Corporation's executive life insurance plan.

OPTION GRANTS

     The following table summarizes pertinent information regarding individual grants of stock options, including the potential realizable dollar value of grants of options made during 2000, to each Named Executive Officer, assuming that the market value of the underlying security appreciates in value from the date of grant to the end of the option term at the rates indicated in the following table:

                       OPTION GRANTS IN CALENDAR YEAR 2000



                                                                INDIVIDUAL GRANTS
                                           ---------------------------------------------------------
                                            NUMBER OF       % OF TOTAL                                  POTENTIAL REALIZABLE VALUE
                                           SECURITIES        OPTIONS                                    AT ASSUMED ANNUAL RATES OF
                                           UNDERLYING       GRANTED TO      EXERCISE     EXPIRATION    STOCK PRICE APPRECIATION FOR
                                             OPTIONS        EMPLOYEES         PRICE         DATE             OPTION TERM (1)
NAME                                       GRANTED (#)       IN 2000        ($/SHARE)     (MMDDYY)        5% ($)          10% ($)
----                                       -----------      ---------      -----------    --------    -----------      ----------
Harold E. Layman                BLT          25,000           20.83          14.869        2/3/10        234,000          592,000


(1) The amounts under these columns are the result of calculations at 5% and 10% rates that were established by rules adopted by the Securities and Exchange Commission and therefore are not intended to forecast possible future appreciation, if any, in the price of the Corporation's Common Stock.


OPTION EXERCISES AND YEAR-END OPTION VALUES

         The following table summarizes pertinent information concerning the exercise of stock options during 2000 by each of the persons named in the Summary Compensation Table and the year-end value of unexercised options:

                       AGGREGATE OPTION EXERCISES IN 2000
                           AND YEAR-END OPTION VALUES

                                                                      NUMBER OF SECURITIES              VALUE OF UNEXERCISED
                                                                     UNDERLYING UNEXERCISED                 IN-THE-MONEY
                                                                           OPTIONS AT                        OPTIONS AT
                                SHARES                                    YEAR END (#)                      YEAR END ($)
                             ACQUIRED ON         VALUE                   --------------                    -------------
NAME                         EXERCISE (#)     REALIZED ($)     EXERCISABLE        UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----                        --------------   --------------    -----------        -------------    -----------      -------------
John M. Panettiere                0                0             121,667            608,333             0                0
Donald B. Zorn                    0                0              20,000                  0             0                0
James S. Osterman                 0                0              20,000            100,000             0                0
Gerald W. Bersett                 0                0              12,000            108,000             0                0
Harold E. Layman                  0                0              32,000            313,000             0                0
Richard H. Irving, III            0                0              10,000             90,000             0                0

PENSION PLANS

     The Blount Retirement Plan and the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan (collectively the "Blount Retirement Plan") estimated annual benefits payable to eligible employees (including executive officers) in specific classifications following retirement at age 65 (normal retirement age) after continuous years of credited service are shown below:

                               PENSION PLAN TABLE


      FIVE-YEAR
       AVERAGE                             ESTIMATED ANNUAL BENEFITS FOR SPECIFIED YEARS OF CREDITED SERVICE (A), (B)
     EARNINGS AT
                       ------------------------------------------------------------------------------------------------------------
   RETIREMENT (C)          10              15              20               25               30             35             40 OR
                                                                                                                          MORE
---------------------  ---------- --------------- ---------------- ----------------- ------------  ----------------  --------------

             $100,000     $20,000        $30,000         $40,000         $50,000         $52,500        $55,000         $57,500
              200,000      40,000         60,000          80,000         100,000         105,000        110,000         115,000
              300,000      60,000         90,000         120,000         150,000         157,500        165,000         172,500
              400,000      80,000        120,000         160,000         200,000         210,000        220,000         230,000
              500,000     100,000        150,000         200,000         250,000         262,500        275,000         287,500
              600,000     120,000        180,000         240,000         300,000         315,000        330,000         345,000
              700,000     140,000        210,000         280,000         350,000         367,500        385,000         402,500
              800,000     160,000        240,000         320,000         400,000         420,000        440,000         460,000
              900,000     180,000        270,000         360,000         450,000         472,500        495,000         517,500
            1,000,000     200,000        300,000         400,000         500,000         525,000        550,000         575,000


(a) The amounts set out above are based on the benefits under a straight life annuity to a participant retiring at age 65 on January 1, 2001. The amounts shown are to be reduced by offsetting amounts received as social security benefits and benefits payable under master annuity contracts (purchased upon termination of prior retirement plans).

(b) Under Section 415(b) of the Internal Revenue Code, the maximum benefit payable under the master annuity contracts (purchased upon termination of prior retirement plans) and the tax-qualified Blount Retirement Plan to an employee retiring at age 65 in 2000 is $135,000, an amount that may change each year in accordance with a determination made by the Internal Revenue Service. In addition, Section 401(a)(17) of the Internal Revenue Code limits the amount of an employee's compensation that may be taken into account under any tax- qualified retirement plan to $170,000 for 2000, an amount which also may change each year in accordance with a similar determination. These limitations have been disregarded for the purposes of this table since the amount of any benefit payable in excess of these limitations is covered by the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan.

(c) Earnings covered by the Blount Retirement Plan are based on the participant's base salary or wages.

     The years of benefit service used to determine benefits under the Blount Retirement Plan and the master annuity contracts (purchased upon termination of prior retirement plans) as of December 31, 2000, for the persons named in the Summary Compensation Table are: Mr. Panettiere - 9 years; Mr. Bersett - 3 years; Mr. Osterman - 31 years; Mr. Layman - 8 years; Mr. Irving - 6 years; and Mr. Zorn - 7 years.

             SUPPLEMENTAL RETIREMENT PLANS AND EMPLOYMENT CONTRACTS

SUPPLEMENTAL EXECUTIVE RETIREMENT PLANS

         The Corporation maintains individual Supplemental Executive Retirement Plans for John M. Panettiere, Gerald W. Bersett, Richard H. Irving and Donald B. Zorn. Although the Supplemental Executive Retirement Plan differs for each of them, basically each plan will pay Mr. Panettiere, Mr. Bersett, Mr. Irving and Mr. Zorn upon their respective normal retirement date or earlier termination of employment, which in the case of Mr. Zorn occurred in September 2000, a benefit equal to the benefit calculated under the benefit formula of the Blount Retirement Plan, but based upon a schedule of years of service granted to each under their respective Supplemental Executive Retirement Plan, reduced by any retirement benefits payable to each under the Blount Retirement Plan and, in the case of Mr. Panettiere and Mr. Zorn, any retirement income actually paid them under any pension plan maintained by a former employer. These plans are administered by the Board or, at its discretion, the Compensation

Committee of the Board. These plans may be amended from time to time or terminated with the consent of the Corporation and the Executive.

         The projected annual benefit payable to Mr. Panettiere under his Supplemental Executive Retirement Plan after reduction for the benefits payable under the Blount Retirement Plan and the retirement income payable under any pension plan maintained by a former employer of Mr. Panettiere is $210,298. However, under an arrangement with the Corporation described below at page 15, Mr. Panettiere will receive a lump sum payment of $2,032,208 within ten days following his agreed upon retirement on June 30, 2001 in full satisfaction of the Corporation's obligations under this Plan. The projected annual benefit payable to Mr. Bersett under his Supplemental Executive Retirement Plan after reduction for the benefits payable under the Blount Retirement Plan is $63,143. The Supplemental Executive Retirement Plan for Mr. Irving was established during 2000 and the Corporation will first recognize its cost in 2001. Upon his termination of employment in September 2000, Mr. Zorn elected an alternative under his Supplemental Executive Retirement Plan that will pay him $16,916 annually in monthly installments commencing January 1, 2001.

EXECUTIVE SUPPLEMENTAL RETIREMENT PLAN OF BLOUNT INTERNATIONAL, INC.

         On October 9, 1998, the Corporation adopted the Blount Deferred Compensation Plan for a select group of highly compensated management employees. The plan name was changed later to the Executive Supplemental Retirement Plan of Blount International, Inc., (the "Executive Supplemental Retirement Plan"). The Executive Supplemental Retirement Plan provides supplemental retirement benefits to participants at age 65 in the form of a life annuity with monthly payments equal to the excess of (i) the product of .2083% of the participant's highest 3-year average earnings (base salary plus bonuses earned under an executive management annual incentive plan) during the last 10 years of employment multiplied by the employee's years of benefit service (as provided under the Executive Supplemental Retirement Plan which, for some participants, may be greater than actual service) up to, but not in excess of, 20, over (ii) the amount of retirement benefits payable to the participant under all other qualified and non-qualified defined benefit plans maintained by the Corporation, any pension plan maintained by a former employer of the participant, and the employee's primary social security benefit. Upon the participant's death, a survivor annuity is payable under the Executive Supplemental Retirement Plan to the participant's surviving spouse in a monthly amount equal to 662/3% of the monthly benefit payable to the participant. The Executive Supplemental Retirement Plan provides for retirement before age 65 with reduced benefits in the event of certain terminations of employment and also provides special rules regarding benefits payable if the participant becomes disabled or dies before commencing a benefit. If certain events occur, the Executive Supplemental Retirement Plan allows participants to elect to receive their benefit in a single lump sum payment.

         The Executive Supplemental Retirement Plan may be amended or terminated with the consent of all participants and the Corporation. The Board, in its discretion and without consent of the participants, may also make certain amendments that do not adversely affect the rights of participants. The projected annual benefit payable under the Executive Supplemental Retirement Plan, in addition to the benefits payable under other defined benefit plans, pension plans of prior employers and social security, to the persons named in the Summary Compensation Table is as follows: Mr. Panettiere - $396,010; Mr. Osterman - $119,622; Mr. Layman - $138,283; and Mr. Zorn - $86,209. Mr. Zorn,
whose employment terminated on September 15, 2000, will start receiving monthly payments from the Executive Supplemental Retirement Plan effective June 1, 2001. Furthermore, under an arrangement with the Corporation described below at page 15, Mr. Panettiere will receive a lump sum payment of $3,757,511 within ten days following his agreed upon retirement on June 30, 2001 in full satisfaction of the Corporation's obligations under this plan. Messrs. Bersett and Irving are not participants in the Executive Supplemental Retirement Plan.

OMARK PLANS

         For certain employees of Blount's Outdoor Products Group, Sporting Equipment Group and Industrial and Power Equipment Group, the Corporation sponsors:

                  (i) a Supplemental Retirement Plan for key management employees (the "Omark Supplemental Retirement Plan");

                  (ii) a retirement protection plan (the "Omark Protection Plan"); and

                  (iii) a salary continuation plan (the "Omark Salary Continuation Plan").

         The Omark Supplemental Retirement Plan provides a supplemental retirement benefit to participants equal to the excess, if any, of (i) 50% of the participant's highest 5-year average base salary during the last 10 years of employment before age 65, over (ii) the aggregate amount available to the participant under certain other benefit plans and one-half the primary social security benefit. Benefits under the Omark Protection Plan are limited to the amount of any reduction of benefits under the master annuity contracts (purchased upon termination of the Omark Retirement
Plan) or the pre-1992 Omark Retirement Plan as a result of any deferral of compensation pursuant to the Omark Deferred Plan prior to its termination in 1986. The Omark Salary Continuation Plan provides the beneficiary of each participant with a continuation of 2 years of annual salary upon the death of the participant. The Omark Plans are unfunded and amounts due participants are general unsecured obligations of the Corporation. The Omark Plans may be amended or terminated by the Board, provided that rights vested in participants may not be reduced.

         Mr. Osterman participates in the Omark Supplemental Retirement Plan and Omark Protection Plan, but no benefits are projected to be payable under these plans to him. Mr. Osterman participates in the Omark Salary Continuation Plan.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

EMPLOYMENT CONTRACTS

         The Corporation entered into Employment Agreements (the "Agreements") effective on August 19, 1999 in connection with the Merger and Recapitalization with all of the executive officers named in the Summary Compensation Table. The terms of the Agreements provide that each executive will be paid a base salary no less than his then current base salary, be eligible to participate in the Corporation's incentive plans with target bonuses ranging from 45% to 65% of base salary, participate in the Corporation's stock option programs and all other benefit plans, arrangements and perquisites generally available to executive officers. Messrs. Panettiere, Layman and Irving are covered by the Corporation's Executive Life Insurance Program. The Agreements with Mr. Panettiere and Mr. Bersett, and a separate agreement with Mr. Irving, provide for the Supplemental Executive Retirement Plan described starting at page 13 above.

         The duration of the Agreements is a rolling two-year term for Messrs. Bersett and Irving, and a rolling three-year term for Mr. Layman, each of which is automatically extended one day for each day employed until such time as the Agreement would expire on the executive's 65th birthday. Mr. Panettiere's Agreement expires on July 31, 2002 and Mr. Osterman's Agreement expires on August 19, 2002. Each Agreement has a clause which prohibits the executive, for up to three years following the termination of employment, from competing directly or indirectly with the Corporation or disclosing proprietary or confidential information.

         The Agreements also contain provisions for severance payments and benefits (for 24 to 36 months, depending on the executive) if the Corporation terminates the executive's employment for reasons other than death, disability or cause (as defined in the Agreements), or if the executive terminates his employment for "good reason" (as defined in the Agreements). In the event of death, disability or termination for cause or in the event the employee terminates his employment for other than "good reason," the Corporation's obligations under the Employment Agreements cease and no special severance benefits will be paid.

              Mr. Osterman's Agreement was amended on February 2, 2001 to provide that if he remains actively employed with the Corporation until the expiration of the full term of his Agreement, he will be entitled to a two-year consulting arrangement with the Corporation. That arrangement provides that, upon such expiration, in exchange for the performance of specified duties relating to the Corporation's Outdoor Products business, Mr. Osterman will receive an annual retainer, together with the possibility of a 25% bonus if the Outdoor Products segment achieves certain financial targets, reimbursement of reasonable out- of-pocket business expenses incurred in the performance of his consulting duties, an office and the services of an administrative assistant. During the consulting period, Mr. Osterman will also be eligible to participate in certain executive benefit programs and receive perquisites similar to those he has now as an executive officer.

         Mr. Panettiere's Agreement was amended as of March 14, 2001 to provide for his mutually agreed upon retirement from the Corporation on June 30, 2001. Prior to this date, under the terms of this amendment, Mr. Panettiere will retire from his positions as Chairman of the Board, Chief Executive Officer and director and serve as Chairman Emeritus until June 30, 2001. With respect to the period through July 31, 2002 that remained on Mr. Panettiere's Employment Agreement, he will receive the lump sum equivalent of his base salary and certain bonuses at the time of his retirement, and will continue to receive certain benefits and perquisites available to all executive officers during this remaining thirteen-month period. He will also receive certain lump sum payments totaling $7,234,674 from a trust established to fund such obligations, reflecting his participation in the Blount, Inc. and Subsidiaries Supplemental Retirement Benefit Plan, Blount, Inc. Supplemental Executive Retirement Plan and Executive Supplemental Retirement Plan of Blount International, Inc. In addition, the remaining 243,333 time-based stock options granted to Mr. Panettiere under the 1999 Stock Incentive Plan will become fully vested and have a ten year exercise term.

         As part of this Amendment, the restrictions on transfer contained in the Employee Stockholder Agreement, described below on page 16, will not apply to Mr. Panettiere's sale of certain shares of Common Stock representing up to $100,000 in value, based upon sales price, from August 1, 2002 through December 31, 2002, and shares representing $250,000 in value in any one calendar year thereafter, subject to such sales being made in accordance with the volume limitations of Rule 144 promulgated by the SEC under the Securities Act of 1933, as amended.

         For two years following July 31, 2002, Mr. Panettiere will have a consulting arrangement with the Corporation whereby he will receive a monthly consulting fee, reimbursement of reasonable out-of-pocket expenses incurred in the performance of his consulting services, office space and the services of an administrative assistant.

EMPLOYEE STOCKHOLDER AGREEMENT

         Related to the Employment Agreements is an Employee Stockholder Agreement (the "Stockholder Agreement"). This Agreement is among the Corporation, Lehman Brothers Merchant Banking Partners II, L.P. and forty-one current and five former management employees, including all of the current executive officers named in the Summary Compensation Table. The Stockholder Agreement sets forth terms and restrictions relating to common stock either purchased by the named executive in the Merger and Recapitalization ("Purchased Shares") or received through the exercise of stock options ("Option Shares") under the 1999 Stock Incentive Plan.

         The Stockholder Agreement restricts the transfer of Purchased Shares, Option Shares and any underlying options owned by these executives for a period of five years from the closing of the Merger and Recapitalization. Exceptions to this restriction include transfers to heirs and trusts, so long as the transferee agrees to be bound by the terms of the Stockholder Agreement. In addition, executives have rights to sell their shares on a pro rata basis with Lehman Brothers Merchant Banking Partners II, L.P. whenever Lehman Brothers Merchant Banking Partners II, L.P. sells its shares to third parties. Similarly, Lehman Brothers Merchant Banking Partners II, L.P. has the right to cause each of the executives to sell his or her shares of common stock on a pro rata basis with Lehman Brothers Merchant Banking Partners II, L.P. to a third party that has made an offer to purchase the Corporation's shares owned by Lehman Brothers Merchant Banking Partners II, L.P. In the event that the Corporation registers shares under the Securities Act of 1933 (except for registrations related to exchange offers or benefit plans) and Lehman Brothers Merchant Banking Partners II, L.P. sells its shares in connection with this registration, the executives have the right to have their shares concurrently registered and sold on a pro rata basis with Lehman Brothers Merchant Banking Partners II, L.P. The Purchased Shares and Option Shares owned by the executives are also subject to "put" and "call" rights that entitle the Corporation to purchase from an executive, and the executive to sell to the Corporation, his or her Purchased Shares and Option Shares at fair market value if the executive's employment is terminated under certain circumstances.

                                PERFORMANCE GRAPH


         Rules adopted by the Securities and Exchange Commission require that the Corporation include in the proxy statement a line graph presentation comparing the cumulative five-year shareholder return on the Corporation's Common Stock on an indexed basis with the cumulative return of a broad equity market index that includes companies whose equity securities are traded on the same exchange as the Corporation's and either a published industry index or an index of peer companies selected by the Corporation. Since the Corporation is not included in the Standard and Poor's 500 Stock Index and its equity securities are traded on the New York Stock Exchange, the New York Stock Exchange Market Value Index was selected as the broad equity market index. The Corporation chose a group of 11 manufacturing companies that have operations in those industries in which the Corporation competes as its peer group for purposes of this performance comparison. A list of these companies ("Peer Group") follows the graph below.

                              [PERFORMANCE GRAPH]


--------------------------------------------------------------------------------
                       2/29/96  12/31/96  12/31/97  12/31/98  12/31/99  12/29/00
                       =========================================================
The Corporation         100.00    127.11    178.93    168.98    217.11    104.73
Peer Group*             100.00    110.87    152.10    129.30    145.69    141.98
NYSE Mkt. Val. Index    100.00    117.82    157.13    202.03    244.55    222.28
--------------------------------------------------------------------------------

-----------
* The companies in the Peer Group are as follows: Brunswick Corp., Caterpillar, Inc., Deere & Co., Ingersoll-Rand Co., Johnson Outdoors Inc., Kaydon Corp., Kennametal Inc., Regal-Beloit Corp., Scott Technologies, Inc., Terex Corp. and Toro Co.
                                       17

                                FILING DISCLOSURE

         Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder require the Corporation's directors, executive officers and persons who beneficially own more than 10% of any class of equity securities of the Corporation to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange and to furnish the Corporation with copies.

         Based on the review of copies of such forms received by it, or written representations from certain reporting persons, the Corporation believes that during 2000 all filing requirements applicable to its directors, officers and greater than 10% beneficial owners were complied with except as follows:

         John D. Marshall, Senior Vice President - Administration and Treasurer, due to administrative oversight, failed to file timely his Form 3 for December 6, 1999. This report was mailed to the SEC on January 13, 2000.

         Dennis E. Eagan, President - Industrial and Power Equipment Group, failed to file timely his Form 3 for August 15, 2000. This report was mailed to the SEC on August 29, 2000.


                     CERTAIN TRANSACTIONS AND OTHER MATTERS

         Messrs. Magdovitz, Fried and James, who are directors of the Corporation, are investors in Lehman Brothers Merchant Banking Partners II,
L.P., an affiliate of Lehman Brothers Holdings, Inc.   As a result of the Merger
and Recapitalization, Lehman Brothers Holdings, Inc., through its affiliates, beneficially owns approximately 85.3% of the Corporation's stock. By virtue of such ownership, Lehman Brothers Holdings, Inc. is able significantly to influence the business and affairs of the Corporation with respect to matters requiring stockholder approval.

         On February 2, 2001, the Corporation and its secured lenders under a $500 million Secured Credit Agreement entered into an amendment that avoided the possibility that the Corporation would not be in compliance with the leverage ratio and interest coverage ratio covenants of the Agreement. One of the conditions imposed by the secured lenders for the amendment was the requirement that an affiliate of Lehman Brothers Holdings, Inc. invest $20 million in the Corporation in the form of an equity contribution or mezzanine financing within thirty days. On March 2, 2001, in order to meet this condition, LB Blount Investment SPV LLC, an affiliate of Lehman Brothers Merchant Banking Partners II, L.P., paid $20 million for a convertible preferred equivalent security, together with warrants for 1,000,000 shares of the Corporation's Common Stock exercisable at any time through March 2, 2013 at $0.01 per share. The convertible preferred equivalent security earns interest at 12% per annum, but interest for the first five years is payable in kind rather than in cash. This security is convertible into convertible preferred stock at the rate of one preferred share for every $1,000 in principal amount should the Corporation authorize and issue a class of preferred stock. See discussion of Proposal 2 beginning at page 19.

         From time to time, Lehman Brothers Holdings, Inc. or its affiliates also receive customary fees for services to the Corporation in connection with other financings, divestitures, acquisitions and certain other transactions.

                            APPROVAL OF AN AMENDMENT
               TO THE BLOUNT RESTATED CERTIFICATE OF INCORPORATION
                    TO AUTHORIZE ISSUANCE OF PREFERRED STOCK
                                   PROPOSAL 2

GENERAL

         The Board of Directors has unanimously adopted a resolution declaring it advisable to amend the Corporation's restated Certificate of Incorporation to authorize the issuance of 200,000 shares of preferred stock. The text of the proposed amendment to the Restated Certificate of Incorporation is attached to this proxy statement as Exhibit B, and the Corporation urges you to read the Exhibit for a more complete understanding.

         If the amendment to the Restated Certificate of Incorporation is approved by the Corporation's stockholders, then the Board of Directors would be empowered, with no need for further stockholder approval, to issue preferred stock in one or more classes or series. Each of these classes or series would have such voting powers, designations, preferences and relative, participating, optional or other special rights, subject to such qualifications, limitations or restrictions, as the Board determined.

         At the annual meeting, stockholders will be asked to consider and vote on the proposed amendment to the Restated Certificate of Incorporation. If the amendment is approved by the stockholders, an amendment to the Restated Certificate of Incorporation to authorize the issuance of preferred stock will become effective upon the filing of a certificate of amendment to the Restated Certificate of Incorporation with the Secretary of State of the State of Delaware, which filing is likely to be made promptly after the annual meeting. If the amendment is not approved by stockholders, Blount's existing Restated Certificate of Incorporation will continue in effect. The existing certificate does not authorize any class of preferred stock.

PURPOSE OF THE PROPOSED AMENDMENT

         The Board of Directors has determined that it would be advisable for the Corporation to amend the Restated Certificate of Incorporation to authorize the issuance of preferred stock in order to have such shares available, among other things, for issuance in connection with financing alternatives, acquisitions and general corporate purposes, including public or private offerings of shares for cash. The Board of Directors believes that having the ability to issue preferred stock without further stockholder action will save the expense and delay of holding a special stockholders' meeting and will give the Board of Directors greater flexibility in connection with the Corporation's future financing requirements and other corporate purposes. The Board of Directors believes that the complexity of modern business financing and possible future transactions require greater flexibility in the Corporation's capital structure than currently exists. If approved, this proposal would permit the Board of Directors to issue preferred stock from time to time for any proper corporate purpose, including acquisitions of other businesses or properties and the raising of additional capital. For example, the Board expects to issue a series of convertible preferred stock in connection with a recent investment by an affiliate of Lehman Brothers Holdings, Inc. described below.

POSSIBLE EFFECTS OF THE PROPOSED AMENDMENT

         It is not possible to determine the actual effect of the authorization of the preferred stock on the rights of the holders of the Corporation's Common Stock until the Board of Directors determines the rights of the holders of one or more classes or series of the preferred stock. However, such effects might include, without limitation:

     o    restrictions on the payment of dividends to the holders of Common
          Stock;

     o dilution of voting power for holders of Common Stock to the extent that the holders of shares of preferred stock are given voting rights;

     o dilution of the equity interests and voting power of the Common Stock if the preferred stock is convertible into Common Stock; and

     o restrictions upon any distribution of assets to the holders of Common Stock upon liquidation or dissolution and until the satisfaction of any liquidation preferences granted to the holders of the preferred stock.

ONE POSSIBLE USE OF PREFERRED STOCK

         You should be aware that on March 2, 2001, LB Blount Investment SPV LLC, an affiliate of Lehman Brothers Merchant Banking Partners II, L.P., purchased a 12% Convertible Preferred Equivalent Security due 2013 (the "Security") from the Corporation for $20 million. The holders at their option may convert this Security into shares of convertible preferred stock of the Corporation at the rate of one share of preferred stock containing certain terms for each $1,000 principal amount of the existing Security, subject to the authorization by the Corporation's stockholders of preferred stock through an amendment to the Restated Certificate of Incorporation and by action of the Board. These shares of convertible preferred stock will have terms substantially similar to those of the Security.

         Although the Corporation does not presently have any understanding or agreement to issue preferred stock as a part of this transaction, the Board expects to issue this series of convertible preferred stock. The documents governing the terms of the Security and the convertible preferred stock have been filed with the United States Securities and Exchange Commission.


VOTE REQUIRED AND RECOMMENDATION OF THE BOARD

         The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock of the Corporation entitled to vote at the Annual Meeting is required to approve the amendment to the Corporation's Restated Certificate of Incorporation. ABSTENTIONS, FAILURES TO VOTE AND BROKER NON-VOTES WILL HAVE THE SAME EFFECT AS A VOTE AGAINST APPROVAL OF THE AMENDMENT TO THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE CORPORATION'S RESTATED CERTIFICATE OF INCORPORATION TO AUTHORIZE THE ISSUANCE OF A CLASS, OR CLASSES, OF PREFERRED STOCK.

                 RATIFY THE APPOINTMENT OF INDEPENDENT AUDITORS
                                   PROPOSAL 3

         Upon the recommendation of the Audit Committee, the Board has appointed the firm of PricewaterhouseCoopers LLP as its independent auditors for the calendar year ending December 31, 2001. Although stockholder ratification is not required, the Board has determined that it would be desirable to request an expression from the stockholders as to whether or not they concur with this appointment.

         PricewaterhouseCoopers LLP, including Coopers & Lybrand LLP prior to its merger with Price Waterhouse LLP, has served as auditors of the consolidated financial statements of the Corporation and its subsidiaries from year to year since 1972. The Corporation has been advised by PricewaterhouseCoopers LLP that they do not have any direct financial interest or any material indirect financial interest in the Corporation or any of its subsidiaries, and that during the above time, PricewaterhouseCoopers LLP has not had any connection with the Corporation or its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee.

         Representatives of PricewaterhouseCoopers LLP and of the Audit Committee of the Board will be present at the Meeting and will have the opportunity to make a statement if they desire to do so. Those representatives will also be available to respond to appropriate questions.

         The Audit Committee of the Board approved all non-audit services rendered by PricewaterhouseCoopers LLP during 2000 and concluded that such services did not affect the independence of the auditors. The audit services provided by PricewaterhouseCoopers LLP included the audit of the consolidated financial statements of the Corporation for 2000, the audit of certain subsidiary financial statements for 2000, reviews of various filings with the Securities and Exchange Commission and the performance of such other appropriate auditing services as were required by management or the Board. The non-audit services include, among other things, tax services, internal audit services under an outsourcing contract, and special services regarding accounting issues. Please also refer to the Audit Committee Disclosure and Report on page 6.

         PricewaterhouseCoopers LLP has advised that all professional services were provided at customary rates and terms.

         The Board recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as independent auditors for the Corporation for the calendar year ending December 31, 2001. If the stockholders should not ratify the appointment of PricewaterhouseCoopers LLP by a majority vote, the Board will reconsider the appointment.

                 STOCKHOLDERS' PROPOSALS FOR 2002 ANNUAL MEETING

         Stockholders may present proposals which may be proper subjects for inclusion in the Proxy Statement and for consideration at the Annual Meeting of Stockholders in 2002. In order to be considered, proposals must be submitted on a timely basis. Proposals for the 2002 Annual Meeting of Stockholders must be received by the Corporation no later than November 1, 2001. Any such proposals, as well as any questions related thereto, should be directed to the Secretary of the Corporation.

                               GENERAL INFORMATION

         The expenses of soliciting proxies will be paid by the Corporation. In addition to the use of the mails, proxies may be solicited personally, by telephone or by facsimile by directors, officers and regular employees of the Corporation and its subsidiaries, who, except for normal overtime pay in certain instances, will not receive additional compensation for these services. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries for the forwarding of proxy soliciting materials to beneficial owners of the Corporation's Common Stock, and the Corporation will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with this solicitation.

                                        By Order of the Board of Directors,



                                      Richard H. Irving, III
                                        Senior Vice President - General Counsel
                                        and Secretary
Montgomery, Alabama
March 16, 2001

                                                                      EXHIBIT A
                           BLOUNT INTERNATIONAL, INC.
                             AUDIT COMMITTEE CHARTER
ORGANIZATION

The Committee shall consist of at least three Directors including a Chairperson. The Committee shall include only independent Directors as defined by the New York Stock Exchange, Inc. or (if applicable) other relevant listing authority. Each member of the Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the Committee, and at least one member of the Committee must have accounting or related financial management expertise as the foregoing qualifications are interpreted by the Board of Directors ("Board") of Blount International, Inc. (the "Corporation") in its business judgment.

STATEMENT OF POLICY

The Committee shall, through regular or special meetings with management, the management member or outside consulting firm performing the internal audit function and the Corporation's independent auditor, provide oversight on matters relating to accounting, financial reporting, internal control, auditing, and regulatory compliance activities and other matters as the Board or the Committee Chairperson deems appropriate.

RESPONSIBILITIES

The Committee shall recommend to the Board the appointment of the Corporation's independent auditor and shall review the activities and independence of the independent auditor. This includes communicating to the independent auditor that he or she is ultimately accountable to the Board and the Committee. The Committee and the Board have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditor (or to nominate the independent auditor to be proposed for shareholder approval in any proxy statement). The Committee shall: (1) ensure that the independent auditor provides annually to the Committee a formal written statement delineating all relationships between the independent auditor and the Corporation, (2) actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditor, and (3) recommend that the Board take appropriate action in response to the independent auditor's report to satisfy itself of the independent auditor's independence.

The Committee's job is one of oversight and it recognizes that the Corporation's management is responsible for preparing the Corporation's financial statements and that the outside auditors are responsible for auditing those financial statements. Additionally, the Committee recognizes that financial management, the internal audit function, which may be performed by an outside consulting firm under contract, and the outside auditors have more time, knowledge, and more detailed information on the Corporation than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Corporation's financial statements or any professional certification as to the outside auditor's work.

Subject to the foregoing, the following functions shall be the common recurring activities of the Committee in carrying out this oversight role. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

1. The Committee shall have separate direct lines of communication between itself and the independent auditor, the management member or outside consultant performing the internal audit function and, with regard to litigation and legal and regulatory compliance, the General Counsel. In this regard, the Committee shall meet privately (without members of management present) and separately with the independent auditor and the management member or outside consultant firm conducting the internal audit function at least once each year and, when requested, with the Corporation's General Counsel.

2.      The Committee shall review:

        o annual audit plans of the internal audit function (which may be performed by an outside consultant under contract) and the independent auditor;

        o the results of the activities of the internal audit function, which may be performed by an outside consulting firm under contract, and of the independent auditors, including major conclusions, findings and recommendations, and related management responses;

        o the Corporation's accounting and financial reporting practices, annual report to shareholders and significant SEC filings;

        o     adequacy and effectiveness of internal controls;

        o the continued adequacy of this Audit Committee Charter on an annual basis; and

        o such other matters as the Board or the Committee considers appropriate.

3. With regard to the SEC Form 10-K, prior to its filing, the Committee, in addition to its assessment of the independent auditor's independence, shall review and discuss the audited financial statements with management, and discuss with the independent auditors the matters required to be discussed by relevant auditing standards, including the quality, not just the acceptability, of the accounting principles and underlying estimates used in the audited financial statements. The Committee shall report to the Board and to the shareholders whether, based on such reviews and discussions, it recommends to the Board that the most recent year's audited financial statements be included in the Corporation's SEC Form 10-K to be filed with the SEC.

4. With regard to the SEC Form 10-Q, the Chairperson or other Committee members so designated shall review the document with management and the independent auditor prior to its filing.

Where the Committee deems it appropriate or necessary in fulfilling its duties, the Committee may receive reports from management, the General Counsel, any management member or outside consultant firm conducting the internal audit function, and the independent auditor, as applicable, on matters relating to accounting, financial reporting, internal control, auditing, litigation and compliance with legal business policies and regulatory requirements.

The Committee may also cause an investigation to be made into any matters within the scope of its responsibility. The Committee may engage independent resources to assist in its investigations as it deems necessary.

The Committee Chairperson shall make regular reports to the Board on the Committee's activities.

                                                                      EXHIBIT B
                                                                      PROPOSED
                                                                      --------





                           BLOUNT INTERNATIONAL, INC.
                     ACTION BY APPROVAL OF A MAJORITY OF THE
                         SHARES ENTITLED TO VOTE AT THE
                         ANNUAL MEETING OF STOCKHOLDERS
                         ON THE 19TH DAY OF APRIL, 2001


              WHEREAS, the Board of Directors ("Board") of Blount International, Inc. (the "Corporation") has determined that it is in the best interest of the Corporation to amend its Restated Certificate of Incorporation to authorize the issuance of a class, or classes, of Preferred Stock in order to provide flexibility in the Corporation's capital structure, to facilitate possible financings or acquisitions, to raise additional capital, and for any other proper corporate purpose; and,

              WHEREAS, the Stockholders of the Corporation by the vote of a majority of the shares of the Common Stock entitled to vote at the Corporation's Annual Meeting of Stockholders on April 19, 2001 have authorized such amendment to the Certificate of Incorporation of the Corporation to authorize the issuance of Preferred Stock from time to time with such voting powers, designations, preferences and relative, participating, optional or other special rights, subject to such qualifications, limitations or restrictions, as the Board determines.

              NOW, THEREFORE, BE IT RESOLVED that the Restated Certificate of Incorporation, a copy of which in its current form and before giving effect to this Resolution is attached hereto as a reference, be amended as follows:

              Strike the only sentence of Article Fourth and substitute in lieu thereof the following:

              The Corporation shall have the authority to issue an aggregate of 100,200,000, shares, consisting of 100,000,000 shares of Common Stock, par value $.01 per share, and 200,000 shares of Preferred Stock, par value $.01 per share. The Board of Directors of the Corporation may authorize, to the full extent now or hereafter permitted by the laws of the State of Delaware, the issuance from time to time of the Preferred Stock in one or more classes or series and with such voting powers, designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions (which may differ with respect to each class or series) as the Board of Directors may fix by resolution;

              BE IT FURTHER RESOLVED that all other provisions of such Restated Certificate of Incorporation remain unchanged in all respects and be restated in their entirety;

              BE IT FURTHER RESOLVED that, after giving effect to the foregoing amendment, the Restated Certificate of Incorporation be designated the Amended and Restated Certificate of Incorporation;

              BE IT FURTHER RESOLVED that the Officers of the Corporation be, and they hereby are, authorized to file a Certificate of Amendment to this Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware to give effect to this Amendment and to do all such other acts and sign all such documents or instruments necessary or advisable to carry out and give effect to this Resolution.

                                                                PRIOR TO GIVING
                                                                  EFFECT TO THE
                                                             PROPOSED AMENDMENT
                                                             ------------------



                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                           BLOUNT INTERNATIONAL, INC.
                    ----------------------------------------

         Blount International, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The name of the corporation is Blount International, Inc. Blount International, Inc. was originally incorporated under the name HBC, Incorporated, and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on October 5, 1979.

         2. Pursuant to the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Restated Certificate of Incorporation restates and integrates and further amends the provisions of the Certificate of Incorporation.

         3. The text of the Certificate of Incorporation as heretofore amended or supplemented is hereby restated and further amended and supplemented to read in its entirety as follows:

         FIRST:  The name of the Corporation is Blount International, Inc.

         SECOND: The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, Wilmington, New Castle County, Delaware 19801. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.

         THIRD: The Purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

         FOURTH: The aggregate number of shares which the Corporation shall have authority to issue is 100,000,000 of Common Stock, par value $.01 per share.

         FIFTH: In furtherance and not in limitation of the powers conferred upon it by law, the Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the By-laws of the Corporation.


         SIXTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended. Any repeal or modification of the Sixth Article by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

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         SEVENTH:  Unless and except to the extent that the By-laws of the
Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

         4. This Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

         IN WITNESS WHEREOF, Blount International, Inc. has caused this Restated Certificate of Incorporation to be executed by its duly authorized President as of the 18th day of August, 1999, upon the adoption by the Stockholders on that same date of that certain Plan of Merger and Recapitalization dated as of April 18, 1999.

                           Blount International, Inc.


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                                                                     1180-PS-01

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